SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 29, 2017

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127953

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

10632 Little Patuxent Parkway

Suite 406

Columbia, Maryland 21044

(Address of principal executive offices)

(800) 213-0689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On September 29, 2017, SolarWindow Technologies, Inc. (the “Company”) entered into Subscription Agreements (each, a “Subscription Agreement”) with four investors (collectively, the “Investors”), for the purchase and sale of an aggregate of 821,600 units of the Company's equity securities (the “Units”) at a price of $3.11per Unit, pursuant to a private placement offering conducted by the Company (the “Offering”) for aggregate proceeds of $2,555,176. The Unit price represents an approximately 15% discount to the 30-day average closing price of the Company's common stock as quoted on the OTC Markets QB tier for the 30 trading days prior to the Offering. Each Unit consists of: (i) one (1) share of common stock and (ii) one (1) Series S Stock Purchase Warrant to purchase one (1) share of common stock at a price of $3.42 per share through September 29, 2022 (the “Series S Warrants”); the Series S Warrants may be exercised on a cashless basis using the formula contained therein.

As part of the Offering, the Company and the Investors entered into a Registration Rights Agreement (the "Registration Rights Agreement") requiring the Company to register for resale all of the shares of common stock sold as part of the Offering, including those issuable upon exercise of the Series S Warrants .

The Company intends to use the proceeds from the Offering to continue the development and commercialization efforts of its novel SolarWindowTM technology and for general corporate purposes.

The summary of the terms of the Offering included in this Current Report on Form 8-K (this “Report”) does not purport to be complete and is qualified in its entirety by reference to the Form of Series S Warrant, the, the Form of Registration Rights Agreement and the Form of Subscription Agreement attached as Exhibits 4.1, 4.2, and 10.1, respectively (collectively, the “Transaction Documents”) and are incorporated by reference herein; capitalized but undefined terms used in this Report have the meaning ascribed to such term as set forth in the Transaction Documents. The forms of the Transaction Documents have been included to provide investors and security holders with information regarding their terms. They are not intended to provide any other factual information about the Company. The Transaction Documents contain certain representations, warranties and indemnifications resulting from any breach of such representations or warranties. Investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts because they were made only as of the respective dates of the Transaction Documents. In addition, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, and such subsequent information may not be fully reflected in the Company's public disclosures.

The securities were issued to the Investors pursuant to exemptions from the registration requirements afforded by, among others, Regulation S as the Investors were not U.S. Persons, as such term is defined in Rule 902 of Regulation S.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Report is incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

4.1	Form of Series S Stock Purchase Warrant

4.2	Form of Registration Rights Agreement

10.1	Form of Subscription Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on September 29, 2017.

SolarWindow Technologies, Inc.

By:	/s/ John Conklin
Name:	John Conklin
Title:	President and Chief Executive Officer

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